                                                                  EXHIBIT 3.7
                                                                  EXECUTION COPY

                                 B Y E - L A W S

                                       of

                             GLOBAL CROSSING LIMITED
                         (formerly GC Acquisition Ltd.)


I HEREBY CERTIFY that the within-written Bye-laws are a true copy of the Bye-laws of Global Crossing Limited (formerly GC Acquisition Ltd.) approved at the General Meeting of the above Company on the ___ day of December, 2003.


                                    Secretary



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                                    I N D E X

Bye-law     Subject                                                      Page
-------     -------                                                      ----
1           INTERPRETATION ............................................... 1
2           REGISTERED OFFICE ............................................ 6
3 - 6       SHARE RIGHTS ................................................. 6
7 - 8       MODIFICATION OF RIGHTS ....................................... 7
9 - 12      SHARES ....................................................... 8
13 - 15     CERTIFICATES ................................................. 8
16 - 18     LIEN ......................................................... 9
19 - 24     CALLS ON SHARES .............................................. 9
25 -31      FORFEITURE OF SHARES .........................................10
32          REGISTER OF SHAREHOLDERS .....................................11
33          REGISTER OF DIRECTORS AND OFFICERS ...........................11
34 - 37     TRANSFER OF SHARES ...........................................12
38 - 41     TRANSMISSION OF SHARES .......................................12
42 - 48     INCREASE OF CAPITAL ..........................................13
49          ALTERATION OF CAPITAL ....................... ................17
50 - 51     REDUCTION OF CAPITAL .........................................18
52 - 53     GENERAL OFFER REQUIREMENTS ...................................18
54 - 55     INVESTOR OFFER REQUIREMENTS ..................................19
56          GENERAL MEETINGS AND WRITTEN RESOLUTIONS .....................19
57 - 59     NOTICE OF GENERAL MEETINGS ...................................20
60 -64      PROCEEDINGS AT GENERAL MEETINGS ..............................21
65 - 76     VOTING .......................................................22
77 - 82     PROXIES AND CORPORATE REPRESENTATIVES ........................24
83 - 86     APPOINTMENT AND REMOVAL OF DIRECTORS .........................25
88          RESIGNATION AND DISQUALIFICATION OF DIRECTORS ................29
89 - 91     ALTERNATE DIRECTORS ..........................................29
92          DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES .....30
93          DIRECTORS' INTERESTS .........................................30
94 - 98     POWERS AND DUTIES OF THE BOARD ...............................32
99 - 104    DELEGATION OF THE BOARD'S POWERS .............................33
105 - 113   PROCEEDINGS OF THE BOARD .....................................34
114         OFFICERS .....................................................36
115         MINUTES ......................................................37
116 - 117   SECRETARY AND RESIDENT REPRESENTATIVE ........................37
118         THE SEAL .....................................................37
119 - 125   DIVIDENDS AND OTHER PAYMENTS .................................38
126         RESERVES .....................................................39
127 - 128   CAPITALISATION OF PROFITS ....................................39
129         RECORD DATES .................................................40
130 - 132   ACCOUNTING RECORDS ...........................................41
133 - 136   PROVISION OF INFORMATION .....................................41
138         AUDIT ........................................................42
139 - 141   SERVICE OF NOTICES AND OTHER DOCUMENTS .......................42
142         WINDING UP ...................................................43
143 - 146   INDEMNITY ....................................................43
147         DESTRUCTION OF DOCUMENTS .....................................44
148 - 151   UNTRACED SHAREHOLDERS ........................................45
152         AMALGAMATION .................................................46
153         CONTINUATION .................................................46
154         ALTERATION OF BYE-LAWS .......................................47

                                        i



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                                 B Y E - L A W S
                                 ---------------

                                       of
                                       --

                             GLOBAL CROSSING LIMITED
                             -----------------------
                         (formerly GC Acquisition Ltd.)

INTERPRETATION
--------------

1. In these Bye-laws and any Schedule below unless the context otherwise requires:

   "Acquiror" shall have the meaning set forth in Bye-law 52;

   "Affiliate" (a) with respect to any member of the STT Shareholder Group, means the STT Group Parent and any other person controlled, directly or indirectly, by the STT Group Parent, and (b) with respect to any other person, shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

   "Alternate Director" shall have the meaning set forth in Bye-law 89;

   "Bermuda" means the Islands of Bermuda;

   "Bermuda Business Day" means a week day (other than a Saturday) on which the banks are open for normal commercial business in Bermuda.

   "Board" means the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which there is a quorum;

   "Business Day" means a weekday (other than a Saturday) on which the banks are open for normal commercial business in New York, Singapore and Bermuda;

   "Capital Call" shall have the meaning set forth in Bye-law 42(b);

   "Certificate of Designations" means any certificate of designations with respect to a series of Preferred Shares;

   "Chairman of the Board" shall have the meaning set forth in Bye-law 63;

   "Change of Control Event" shall have the meaning set forth in Bye-law 52;

   "Common Shares" means the ordinary shares, par value US$0.01 per share, in the capital of the Company or any Shares issued in substitution therefor pursuant to any reorganization, recapitalization or reclassification of the share capital of the Company;

          "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

          "Company" means the company incorporated in Bermuda under the name of GC Acquisition Limited on the 23rd day of August, 2002;

          "Creditors' Directors" shall have the meaning set forth in Bye-law 83(j);

          "Creditors' Committee" means the official committee of the unsecured creditors of Global Crossing Ltd., a company organised under the laws of Bermuda;

          "Creditors' Committee Estate Representative" shall mean the estate representative or representatives appointed by the Creditors' Committee pursuant to the U.S. Bankruptcy Court Chapter 11 proceeding filed in respect of Global Crossing Ltd., including any subsequent appointments of such estate representatives resulting from any vacancies;

          "Creditor Shareholder Subscription Notice" shall have the meaning set forth in Bye-law 45(b)(ii);

          "Creditor Shareholders" means, unless otherwise provided in any Bye-law, the Shareholders as at the Relevant Date and their respective transferees, except in each case for members of the STT Shareholder Group or any of their respective Affiliates, and in acting to exercise powers granted to the Creditor Shareholders, to the extent applicable, the Creditor Shareholders shall act in accordance with the procedure established pursuant to the Order of the Bankruptcy Court of the United States of America, in relation to the Chapter 11 proceeding filed in respect of Global Crossing Ltd., for the purposes of constituting an appropriate meeting and making a valid and effective decision, and the Board shall not be required to verify any matter relating to the manner in which the Creditor Shareholders have acted for the purposes of making a decision in respect of rights granted to them under these Bye-laws;

          "Deputy Chairman" shall have the meaning set forth in Bye-law 63;

          "Director" means a director of the Company (including any duly appointed Alternate Director, but only when performing the functions of the Director for whom he is an Alternate Director);

          "Equity Securities" means, with respect to any person, shares in such person's share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such shares, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such person);

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute;

          "General Offer" shall have the meaning set forth in Bye-law 52;

          "General Offer Acceptance Notice" shall have the meaning set forth in Bye-law 53;

          "General Offer Notice" shall have the meaning set forth in Bye-law 52;

          "General Offer Period" shall have the meaning set forth in Bye-law 52;

          "Indemnified Person" shall have the meaning set forth in Bye-law 143;

          "Listing" means the initial listing of the Shares of the Company on a national stock exchange of the United States of America or the Nasdaq National Market or the Nasdaq Small Cap Market;

          "Notice of Proposed Issuance" shall have the meaning set forth in Bye-law 45(a)(i);

          "Notice of Proposed Shareholder Issuance" shall have the meaning set forth in Bye-law 45(b)(i);

          "paid-up" means paid-up or credited as paid-up;

          "Preferred Shares" means the preferred shares in the share capital of the Company issued from time to time, including the Senior Preferred Shares;

          "Pro Rata Share" with respect to any Creditor Shareholder or the STT Shareholder Group, means the proportion that the number of Common Shares held by such Creditor Shareholder or the STT Shareholder Group bears to the total number of Common Shares outstanding, in each case calculated on an as-converted (but taking into account only the Senior Preferred Shares) and non-diluted basis;

          "Proposed Issuance" shall have the meaning set forth in Bye-law 45(a);

          "Proposed Shareholder Issuance" shall have the meaning set forth in Bye-law 45(b);

          "Purchasing Creditor Shareholder" shall have the meaning referred to in Bye-law 45(b)(ii);

          "Registered Office" means the registered office for the time being of the Company;
                                        3



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         "Relevant Date" means November 12, 2003;

         "Resident Representative" means (if any) the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

         "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in a general meeting or by written resolution, in accordance with the provisions of these Bye-laws;

         "Seal" means the common seal of the Company and includes any duplicate thereof;

         "SEC" means the Securities and Exchange Commission of the United States of America and any successor government entity;

         "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

         "Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of any such successor federal statute;

         "Senior Preferred Shares" means the 2.0% Cumulative Senior Convertible Preferred Shares, par value US$0.10 per share, in the share capital of the Company;

         "Share Option Plan" means the management share incentive plan adopted by the Company as of the Relevant Date pursuant to which the Company shall reserve up to 3,478,261 Common Shares to provide for grants of options and other share-based awards to qualified employees, directors and consultants of the Company and its Subsidiaries.

         "Shareholder" means a shareholder or member of the Company;

         "Shareholding Threshold" shall have the meaning set forth in Bye-law
         54;

         "Shares" means the Preferred Shares, the Common Shares and any other shares in the share capital of the Company issued from time to time;

         "Special Offer" shall have the meaning set forth in Bye-law 54;

         "Special Offer Acceptance Notice" shall have the meaning set forth in Bye-law 55;

         "Special Offer Notice" shall have the meaning set forth in Bye-law 54;

         "Special Offer Participants" shall have the meaning set forth in Bye-law 55;

         "STT" means Singapore Technologies Telemedia Pte Ltd., a company incorporated with limited liability under the laws of Singapore;

         "STT Group Parent" means STT;

         "STT Shareholder" means STT Crossing Ltd, a company incorporated with limited liability under the laws of Mauritius;

         "STT Shareholder Group" means STT Shareholder and any of STT or Subsidiaries of STT that are Shareholders from time to time;

         "STT Shareholder Group Subscription Notice" shall have the meaning set forth in Bye-law 45(a)(ii);

         "Subsidiary" of a person means any other person (i) in which the first mentioned person controls, directly or indirectly, more than half of the voting power or (ii) of which the first mentioned person owns, directly or indirectly, more than half of the issued share capital or
         (iii) which is a Subsidiary of another direct or indirect Subsidiary of the first mentioned company;

         "these Bye-laws" means these Bye-laws including any Schedule below in their present form or as from time to time amended;

         "U.S. GAAP" means the United States generally accepted accounting principles;

         "warrant" means any warrant of the Company issued pursuant to Bye-law
         12;

         for the purposes of these Bye-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

         words importing only the singular number include the plural number and vice versa;

         words importing only the masculine gender include the feminine and neuter genders respectively;

         words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate wherever established;

         reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

     reference to anything being done by electronic means shall include its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, shall include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

     reference to a signature or to anything being signed or executed shall include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

     any words or expressions defined in the Companies Acts in force at the date when these Bye-laws or any part thereof are adopted shall bear the same meaning in these Bye-laws or such part (as the case may be);

     in calculations of Share numbers, (i) references to a "fully diluted basis" shall mean that the calculation should be made assuming that all outstanding Equity Securities convertible into or exercisable or exchangeable for Common Shares (including without limitation any Preferred Shares that are convertible into Common Shares), whether or not by their terms then currently convertible, exercisable or exchangeable, have been so converted, exercised or exchanged, (ii) references to a "non-diluted basis" shall mean that the calculation should be made based only upon Shares outstanding at the relevant time, and (iii) references to an "as-converted basis" shall mean that the calculation should be made assuming the conversion into Common Shares of all Preferred Shares outstanding at the relevant time that are convertible into Common Shares.

REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.


SHARE RIGHTS

3. The powers and obligations of the Company and the rights and obligations of holders of any class or series of Shares as stated in these Bye-laws shall be subject to the Companies Acts, any specific Bye-law expressly limiting such rights or obligations, and any special rights conferred on the holders of any class or series of Shares.

4. Subject to the provisions of the Certificate of Designations with respect to the Senior Preferred Shares, the Board may create, out of the unissued share capital constituting Preferred Shares, new classes of Preferred Shares or new series of Preferred Shares and, with respect to each class or series of Preferred Shares issued, the Board may fix the number of Preferred Shares constituting such class or series and the designation of such class or series, the voting powers
     (if any) of such Preferred Shares, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of such Preferred Shares; provided, that in no event shall the Board have the authority to issue any class of Shares or series of Shares which does not have any voting rights. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series at any time outstanding. The powers, preferences and rights of each series of Preferred Shares shall be set out in a Certificate of Designations relating thereto and such Certificate of Designations shall solely for ease of reference be attached as a schedule to, but shall not form part of, these Bye-laws.

5. Any Preferred Shares may, with the sanction of a resolution of the Board, be issued on terms:

     (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or

     (b)  that they are liable to be redeemed at the option of the Company;
          and/or

     (c)  that they are liable to be redeemed at the option of the holder.

     Subject to the provisions of any Certificate of Designations, the terms and manner of redemption shall be provided for in such a resolution of the Board.

6. Subject to the provisions of any Certificate of Designations, the Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own Shares, of any class or series, at any price (whether at par or above or below par). Any Shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine; provided always that such purchase is effected in accordance with the provisions of the Companies Acts.

MODIFICATION OF RIGHTS

7. With respect to any separate general meeting called to vary all or any of the special rights attached to any class or series of Shares, all the provisions of these Bye-laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy more than 50 percent of the Shares of the relevant class or series, that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by him and that any holder of Shares of the relevant class or series present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

8. The special rights conferred upon the holders of any Shares or class or series of Shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

SHARES

9. Subject to the provisions of the Certificate of Designations with respect to the Senior Preferred Shares, the unissued Shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10. The Board may in connection with the issue of any Shares exercise all powers of paying commission and brokerage conferred or permitted by law.

11. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

12. The Board may issue warrants to subscribe for any class of Shares or other Equity Securities of the Company on such terms as the Board may from time to time determine. Where warrants are issued to bearer, no certificate thereof shall be issued to replace one that has been defaced, lost or destroyed unless the Company or its transfer agent, as applicable, is satisfied beyond reasonable doubt that the original certificate thereof has been defaced, lost or destroyed, the Company has received an indemnity and/or bond in such form as the Company or its transfer agent, as applicable, shall think fit with regard to the issue of any such replacement certificate, and the bearer pays the costs and out of pocket expenses of the Company and/or its transfer agent, as applicable, in assessing the evidence of loss, and, in the case of defacement, on delivery of the old certificate to the Company.


CERTIFICATES

13. The preparation, issue and delivery of share certificates shall be governed by the Companies Acts. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

14. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and/or bond and to payment of the costs and out of pocket expenses of the Company or its transfer agent, as applicable, in investigating such evidence and preparing such indemnity and/or bond as the Company and or its transfer agent, as applicable, may think fit and, in case of defacement, on delivery of the old certificate to the Company.

15. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal, which may be represented in facsimile or which may be printed on the certificate. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

LIEN

16. The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share. The Company's lien on a Share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-law.

17. The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Share.

18. The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the holder of the Share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

19. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on the Shares that they hold (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine.

20. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

21. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

22. If a sum called in respect of the Share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

23. Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

25. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

26. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

27. If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

28. When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

29. A forfeited Share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

30. A person whose Shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited Shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

31. An affidavit in writing that the deponent is a Director or the Secretary and that a Share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the Share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

REGISTER OF SHAREHOLDERS

32. The Register of Shareholders shall be kept in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10.00 a.m. and 12.00 noon on every Bermuda Business Day. Unless the Board otherwise determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-law 11. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it sees fit respecting the keeping of such overseas or branch registers.

REGISTER OF DIRECTORS AND OFFICERS

33. The Secretary shall establish and maintain a Register of the Directors and Officers of the Company as required by the Companies Acts. The Register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every Bermuda Business Day.

TRANSFER OF SHARES

34. Subject to the Companies Acts and to such of the restrictions contained in these Bye-laws or the terms of issue thereof, any Shareholder may transfer all or any of his Shares by an instrument of transfer in the usual common form or in any other form which the Board may approve or without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Acts.

35. The instrument of transfer of a Share shall be signed by or on behalf of the transferor and, where any Share is not fully-paid, the transferee, and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any Share which is not a fully-paid Share.

     The Board may also decline to register any transfer unless:

     (a) the instrument of transfer is duly stamped and lodged with the Company or its designee, accompanied by the certificate for the Shares to which it relates, and/or the transferee and the transferor provide such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

     (b) the instrument of transfer is in respect of only one class of Share, and

     (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

     Subject to any directions of the Board from time to time in force, the Secretary, its designee, or the Company's transfer agent, if applicable, may exercise the powers and discretions of the Board under this Bye-law and Bye-laws 34 and 36.

36. If the Board declines to register a transfer it shall, within ten days after the date on which the instrument of transfer was lodged or the transfer notified to the Company's transfer agent, send to the transferee notice of such refusal.

37. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

TRANSMISSION OF SHARES

38. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Bye-law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

39. Any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

40. A person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the Shares until the requirements of the notice have been complied with.

41. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 38, 39 and 40.

INCREASE OF CAPITAL

42. (a) The Company may from time to time increase its capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe.

     (b) Subject to the provisions of these Bye-laws, in the event the Company requires additional funding, the Company may make a rights offering to all holders of Shares then existing (a "Capital Call"). Such Capital Call may be made by the Board upon a determination that debt funding on reasonable commercial terms is not otherwise available for the Company from independent third parties. The Board may also determine the timing and amount of such Capital Call; provided, that, until the later to occur of (i) the date falling three years after the Relevant

          Date and (ii) the Listing, the price per share of the Shares offered in any such Capital Call may be no more than 10% less than their "fair market value," and "fair market value" may be based upon an appraisal from a qualified independent investment bank.

43. (a) Subject to Bye-law 47, the Company shall not, and shall ensure that its Subsidiaries shall not, issue any Equity Securities to any person unless the Company has offered to the STT Shareholder Group the right to purchase the STT Shareholder Group's Pro Rata Share of such Equity Securities, provided, that, the foregoing restriction shall not apply to: (i) an issuance by a Subsidiary of the Company to the Company or another direct or indirect wholly-owned Subsidiary of the Company;
          (ii) any issuance of Common Shares upon the conversion of the Preferred Shares; and (iii) any issuance of Common Shares pursuant to the Share Option Plan. The pre-emptive rights of the STT Shareholder Group under this Bye-law 43(a) shall not be assignable.

     (b) Subject to Bye-law 47, the Company shall not, and shall ensure that its Subsidiaries shall not, issue any Equity Securities to any member of the STT Shareholder Group or any of its Affiliates unless the Company or its relevant Subsidiary has offered each Creditor Shareholder the right to purchase such Shareholder's Pro Rata Share of Equity Securities to be issued to the members of the STT Shareholder Group or its Affiliates on the same terms as offered to the members of the STT Shareholder Group or its Affiliates, provided, that, the foregoing restriction shall not apply to: (i) an issuance by a Subsidiary of the Company to the Company or another direct or indirect wholly-owned Subsidiary of the Company; (ii) any issuance of Common Shares upon the conversion of the Preferred Shares; and (iii) any issuance of Common Shares pursuant to the Share Option Plan. The pre-emptive rights of the Creditor Shareholders under this Bye-law 43(b) shall not be assignable.

44. If a proposed issuance of Equity Securities by the Company relates to the issuance of Senior Preferred Shares, the Equity Securities which may be purchased by the Creditor Shareholders in accordance with the terms of Bye-laws 43(b) and 45(b) shall be Common Shares; provided, that, the Equity Securities issued to the STT Shareholder Group may, at the election of the STT Shareholder Group, be Senior Preferred Shares or such combination of Senior Preferred Shares and Common Shares so as to ensure that the percentage of the total outstanding Common Shares held by the STT Shareholder Group on a non-diluted basis (assuming no conversion of such Senior Preferred Shares) does not increase as a result of such issuance.

45. (a) If the Company proposes to issue Equity Securities in an issuance with respect to which the STT Shareholder Group's pre-emptive rights under Bye-law 43(a) apply (a "Proposed Issuance"), the Company shall follow the procedure set out below:

          (i) Not less than 45 days before a Proposed Issuance, the Company shall deliver to the STT Group Parent written notice of the Proposed Issuance ("Notice of Proposed Issuance") setting forth
               (A) the number, type and terms of Equity Securities to be issued,
               (B) the price per unit of the Equity Securities to be issued, (C) the date of the Proposed Issuance, (D) whether the Equity Securities to be issued to the STT Shareholder Group upon exercise of its pre-emptive rights shall be (x) issued in addition to the Equity Securities proposed to be issued in the Proposed Issuance or (y) issued from the Equity Securities proposed to be issued in the Proposed Issuance, and (E) the Company's calculation of the STT Shareholder Group's Pro Rata Share and the number of Shares that the STT Shareholder Group is entitled to purchase upon full exercise of its pre-emptive rights pursuant to Bye-law 43(a).

         (ii) Within 30 days following delivery of the Notice of Proposed Issuance, if the STT Shareholder Group elects to exercise its pre-emptive rights under Bye-law 43(a), acting through the STT Group Parent, it shall give written notice (the "STT Shareholder Group Subscription Notice") to the Company specifying the number of Equity Securities to be purchased by the STT Shareholder Group and the entity or entities within the STT Shareholder Group that will acquire such Equity Securities.

        (iii) If the STT Shareholder Group exercises its pre-emptive rights and delivers the STT Shareholder Group Subscription Notice, then not less than 7 days before the date of the Proposed Issuance, the Company shall deliver to the STT Group Parent a notice specifying the number and type of Equity Securities that the Company will issue to the STT Shareholder Group and the instructions for payment upon subscription for such Equity Securities. On the date of the Proposed Issuance, the Company shall issue such Equity Securities to the designated entity or entities within the STT Shareholder Group against payment of the subscription price therefor in accordance with the Company's instructions.

     (b) If the Company proposes to issue Equity Securities in an issuance with respect to which the Creditor Shareholders' pre-emptive rights under Bye-law 43(b) apply (a "Proposed Shareholder Issuance") to any member of the STT Shareholder Group, the Company shall follow the procedure set out below:

          (i) Not less than 45 days before a Proposed Shareholder Issuance, the Company shall deliver to each Creditor Shareholder written notice of the Proposed Shareholder Issuance ("Notice of Proposed Shareholder Issuance") setting forth (A) the number, type and terms of the Equity Securities to be issued in aggregate to the members of the STT Shareholder Group, (B) the price per unit of the Equity Securities to be issued, (C) the date of the Proposed Shareholder Issuance, (D) whether the Equity Securities to be issued to the Creditor Shareholders upon exercise of their pre-emptive rights shall be (x) issued in addition to the Equity

               Securities issued to the members of the STT Shareholder Group or
               (y) issued from the Equity Securities proposed to be issued to the members of the STT Shareholder Group and (E) the Company's calculation of the relevant Creditor Shareholder's Pro Rata Share and the number of Shares that such Creditor Shareholder is entitled to purchase upon full exercise of its pre-emptive rights pursuant to Bye-law 43(b).

          (ii) Within 30 days following delivery of the Notice of Proposed Shareholder Issuance, each of the Creditor Shareholders electing to exercise its pre-emptive rights under Bye-law 43(b) (a "Purchasing Creditor Shareholder") shall give written notice (the "Creditor Shareholder Subscription Notice") to the Company specifying the number of Equity Securities to be purchased by such Purchasing Creditor Shareholder.

          (iii) Not less than 7 days before the date of the Proposed Shareholder Issuance, the Company shall deliver to each Purchasing Creditor Shareholder a notice specifying the number and type of Equity Securities that the Company will issue to such Purchasing Creditor Shareholder and the instructions for payment upon subscription for such Equity Securities. On the date of the Proposed Shareholder Issuance, the Company shall issue such Equity Securities to each Purchasing Creditor Shareholder against payment of the subscription price therefor in accordance with the Company's instructions.

     (c) Notwithstanding any provision in Bye-law 45(a) or (b), the Company may, prior to the date of the Proposed Issuance or date of the Proposed Shareholder Issuance, issue Equity Securities to any Shareholder that has elected to exercise its pre-emptive right under these Bye-laws, provided always that the Company has made arrangements for the effective exercise of the pre-emptive rights of any other Shareholder in accordance with Bye-law 45(a) or (b).

46. Except as provided in the next succeeding sentence, failure by the STT Shareholder Group or any Creditor Shareholder to give a STT Shareholder Group Subscription Notice or Creditor Shareholder Subscription Notice within the relevant 30 day period shall be deemed a waiver by the STT Shareholder Group or such Creditor Shareholder of its pre-emptive rights with respect to the Proposed Issuance or Proposed Shareholder Issuance, as the case may be. If the STT Shareholder Group or any Creditor Shareholder fails to give such notice solely because of the Company's failure to comply with the requirements to give the Notice of Proposed Issuance or Notice of Proposed Shareholder Issuance, as the case may be, then the Company shall not consummate the Proposed Issuance or Proposed Shareholder Issuance. The failure by the STT Shareholder Group or any Creditor Shareholder to exercise its pre-emptive rights with respect to any Proposed Issuance or Proposed Shareholder Issuance shall not be deemed a waiver of the pre-emptive rights of the STT Shareholder Groupor such Creditor Shareholder, as the case may be, for any future Proposed Issuance or Proposed Shareholder Issuance.

47. (a) The pre-emptive rights provided for in Bye-law 43(b) shall not apply to any of the transactions contemplated in the second sentence of Bye-law 94(b).

    (b) The pre-emptive rights of the Creditor Shareholders and the STT Shareholder Group shall terminate immediately upon a Listing.

48. New Shares issued by the Company shall be subject to the pre-emptive rights contained in these Bye-laws and all the provisions of these Bye-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

49. Subject to the Companies Acts, any special rights for the time being attached to any class of Shares and any express provisions to the contrary in these Bye-laws, the Company may from time to time by Resolution:

    (a)  increase the authorised share capital of the Company;

    (b) divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

    (c) consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

    (d) sub-divide its Shares or any of them into Shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

    (e) make provision for the issue and allotment of Shares which do not carry any voting rights;

    (f) cancel Shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled; and

    (g)  change the currency denomination of its share capital.

    Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

REDUCTION OF CAPITAL

50. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

51. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of only part of a class of Shares, those Shares to be affected.

GENERAL OFFER REQUIREMENTS

52. If at any time prior to the later of (a) the Listing of any of the Shares or (b) the expiration of the second anniversary of the Relevant Date, any person or group (as defined in Section 13(d) of the Exchange
         Act) other than STT or its Affiliates (the "Acquiror") becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act) of
         (i) Shares representing a majority of the voting power of the outstanding Shares, or (ii) Shares representing more than 30 percent of the voting power of the outstanding Shares and the largest single beneficial owner (in terms of voting power) of the Shares ((i) and (ii) each, a "Change of Control Event"), the Acquiror shall make or cause to be made, a written notice (the "General Offer Notice") to each of the Shareholders of record on the fifth Business Day prior to the date of the General Offer Notice pursuant to which the Acquiror shall offer to purchase for cash all of the Shares held by each such Shareholder at a price per Share not less than the maximum price per Share (on a Common Share equivalent basis) paid by the Acquiror during the six month period prior to the occurrence of the Change of Control Event ("General Offer"). The General Offer Notice shall specify (A) the price per Share at which the Acquiror shall purchase the Shares,
         (B) the period during which the General Offer shall remain open (the "General Offer Period"), and (C) the procedure pursuant to which the Shareholders may accept the General Offer. The General Offer by the Acquiror shall be made not more than 30 days after the occurrence of a Change of Control Event to Shareholders of record on the fifth Business Day prior to the date of the General Offer Notice and, except to the extent otherwise required by law, shall remain open for not less than 15 days or more than 30 days after the date of the General Offer Notice.

53. In the event of a General Offer to acquire Shares as contemplated under Bye-law 52, each of the Shareholders wishing to accept the General Offer shall send a notice (the "General Offer Acceptance Notice") to the Acquiror, which notice shall state the number and type of Shares with respect to which that Shareholder has elected to sell to the Acquiror. The General Offer Acceptance Notice shall be given by each of the Shareholders choosing to accept the General Offer not more than 5 days after the expiration of the General Offer Period and shall be irrevocable and shall constitute a binding agreement to transfer such Shares to the Acquiror. Except to the extent otherwise required by law, payment for Shares tendered upon acceptance of the General Offer shall be made in cash within 15 days after the expiration of the General Offer Period.

INVESTOR OFFER REQUIREMENTS
---------------------------

54. If at any time STT and its Affiliates become the holders of more than 90 percent in the aggregate of the outstanding Shares calculated on an as-converted basis (the "Shareholding Threshold"), then the STT
                                   ----------------------
    Group Parent shall, within 30 days after the Shareholding Threshold has been exceeded, issue a written notice to each of the Creditor Shareholders (the "Special Offer Notice") which notice shall state the intention of the
          --------------------
    STT Shareholder Group to make an offer (the "Special Offer") to
                                                 -------------
    acquire the remaining Common Shares held by such Creditor Shareholders at a price per Share equal to the greater of (x) the weighted average price per Share paid by STT or any of its Affiliates, as applicable, to acquire the Shares (on a Common Share equivalent basis) during the preceding six month period and (y) 85 percent of the highest price paid per Share (on a Common Share equivalent basis) by STT or any of its Affiliates, as applicable, during such six month period.

55. A Special Offer Notice issued pursuant to Bye-law 54 shall specify
    (i) the price at which the STT Shareholder Group is offering to acquire the Shares held by the Creditor Shareholders calculated in accordance with Bye-law 54, (ii) the period during which the Special Offer shall remain open, and (iii) the procedure pursuant to which the Creditor Shareholders may accept the Special Offer. Except as otherwise required by law, the Special Offer shall remain open for not less than 15 days or more than 30 days after the date of the Special Offer Notice. Each of the Creditor Shareholders wishing to accept the Special Offer (the "Special Offer Participants") shall deliver a
                        --------------------------
    notice (the "Special Offer Acceptance Notice") to the STT Group Parent,
                 -------------------------------
    which notice shall state the number of Shares with respect to which such Special Offer Participant has elected to sell pursuant to the Special Offer. The Special Offer Acceptance Notice shall be given by any Special Offer Participant prior to the expiration of the Special Offer and shall be irrevocable and shall constitute a binding agreement to transfer such Shares to the STT Shareholder Group. Except as otherwise required by law, payment for Shares tendered upon acceptance of the Special Offer shall be made in cash within 15 days after the expiration of the Special Offer.

GENERAL MEETINGS AND WRITTEN RESOLUTIONS
----------------------------------------

56. (a) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Special General Meetings shall also be convened on requisition as provided by the Companies Acts.

    (b) Except in the case of the removal of auditors and Directors, anything which may be done by Resolution of the Company in general meeting or by Resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

     (c) For the purposes of this Bye-law, the date of the Resolution in writing is the date when the Resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this Bye-law, a reference to such date.

     (d) A Resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A Resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Acts and these Bye-laws.

NOTICE OF GENERAL MEETINGS

57. (a) Subject to Bye-laws 57(b) and (c) below, an Annual General Meeting shall be called by not less than 30 days notice in writing and a Special General Meeting shall be called by not less than 14 days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-laws 139 and 140 to all Shareholders other than such as, under the provisions of these Bye-laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice under the Registered Office requiring that such notice be sent to him.

     (b) A meeting of the Company called by a notice period less than the periods provided for in paragraph (a) above, but by not less than five days' notice, shall be deemed to have been duly called if it is so agreed by at least two Shareholders having the right to attend and vote at the meeting, together holding not less than 50 percent of the Shares giving that right. The Company shall send a copy of the minutes of a meeting called by such short notice to all Shareholders within 7 days of the date of such meeting or, in lieu thereof, shall post a copy of such minutes to the Company's website.

     (c) A meeting of the Company called by less than five days' notice shall be deemed to have been duly called if it is so agreed:

          (i) in the case of a meeting called as an Annual General Meeting, by all the Shareholders having the right to attend and vote at the meeting; and

          (ii) in the case of any other meeting, by at least the Shareholders having the right to attend and vote at the meeting holding not less than 95 percent in nominal value of the Shares giving that right.

58. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

59. The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-laws 139 and 140 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-law 57.

PROCEEDINGS AT GENERAL MEETINGS

60. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-laws, at least two Shareholders present in person or by proxy and entitled to vote and holding Shares representing more than 50 percent of the votes that may be cast by all Shareholders shall be a quorum for all purposes; provided, however, that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

61. If within thirty minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and entitled to vote and holding Shares representing more than 50 percent of the votes that may be cast by all Shareholders shall be a quorum, provided that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than seven days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy and entitled to vote and holding Shares representing more than 50 percent of the votes that may be cast by all Shareholders shall be a quorum. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

62. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including without limiting the generality of the foregoing, by telephone and by video-conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

63. The chairman of the Board (the "Chairman of the Board") or, in his absence, the Deputy Chairman (the "Deputy Chairman") shall preside as chairman at every general meeting. If there is no such Chairman of the Board or Deputy Chairman, or if at any meeting neither the Chairman of the Board nor the Deputy Chairman is present within ten minutes after the time appointed for holding the meeting, or if none of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman of the meeting.

64. The chairman of the meeting may, with the consent by Resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

65. Save where a greater majority or a special majority is required by the Companies Acts or these Bye-laws or any Certificate of Designations, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast. Subject to any rights or restrictions attached to any class of shares at any meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on the show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each Share held by him.

66. At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

     (a)  the chairman of the meeting; or

     (b)  at least three Shareholders present in person or represented by proxy;
          or

     (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

     (d) a Shareholder or Shareholders present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid-up equal to not less than one tenth of the total sum paid-up on all such Shares conferring such right.

     The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such Resolution.

67. If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.

68. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time at such meeting as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

69. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

70.  On a poll, votes may be cast either personally or by proxy.

71. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

72. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

73. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

74. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

75. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

76. If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the Chairman of the Board or the chairman of the meeting as prescribed under Bye-law 63 decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.


PROXIES AND CORPORATE REPRESENTATIVES

77. The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

78. Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company, at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or Resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. For the purposes of service on the Company pursuant to this Bye-law, the provisions of Bye-laws 139 and 140, shall mutatis mutandis apply to service on the Company.

79. Subject to Bye-law 78, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken at an adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy or authorisation shall not be treated as valid.

80. Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written Resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

81. A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.

82. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-laws related to the procedural requirements for the delivery of proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign written Resolutions.

APPOINTMENT AND REMOVAL OF DIRECTORS

83.      The Board shall be comprised of 10 Directors.

         (a) For so long as the STT Shareholder Group owns Equity Securities representing in the aggregate not less than 50 percent of the outstanding Common Shares calculated on a fully diluted basis, the members of the STT Shareholder Group will be entitled to appoint eight Directors holding office at any one time, each for a term of three years (which can be renewed) unless earlier removed by the STT

          Shareholder Group by the giving of notice to the Company in accordance with these Bye-laws or earlier terminated in accordance with Bye-law 87(a).

     (b) If the STT Shareholder Group owns Equity Securities representing in the aggregate less than 50 percent, but not less than 35 percent, of the outstanding Common Shares calculated on a fully diluted basis, the members of the STT Shareholder Group will be entitled to appoint six Directors holding office at any one time, each for a term of three years (which can be renewed) unless earlier removed by the STT Shareholder Group by the giving of notice to the Company in accordance with these Bye-laws or earlier terminated in accordance with Bye-law 87(a).

     (c) If the STT Shareholder Group owns Equity Securities representing in the aggregate less than 35 percent, but not less than 20 percent, of the outstanding Common Shares calculated on a fully diluted basis, the members of the STT Shareholder Group will be entitled to appoint four Directors holding office at any one time, each for a term of three years (which can be renewed) unless earlier removed by the STT Shareholder Group by the giving of notice to the Company in accordance with these Bye-laws or earlier terminated in accordance with Bye-law 87(a).

     (d) If the STT Shareholder Group owns Equity Securities representing in the aggregate less than 20 percent, but not less than the lesser of
          (x) five percent of the outstanding Common Shares calculated on a fully diluted basis and (y) 50 percent of the number of Common Shares (calculated on an as-converted basis) acquired by the members of the STT Shareholder Group in the aggregate on the Relevant Date, the members of the STT Shareholder Group shall be entitled to appoint two Directors holding office at any one time, each for a term of three years (which can be renewed) unless earlier removed by the STT Shareholder Group by the giving of notice to the Company in accordance with these Bye-laws or earlier terminated in accordance with Bye-law 87(a).

     (e) The STT Shareholder Group shall appoint Directors to the Board through the STT Group Parent (as agent for the STT Shareholder Group) until such time as the Company has received a notice from members of the STT Shareholder Group holding more than 50% of the Shares held by the STT Shareholder Group stating that the STT Group Parent shall no longer have the authority to appoint Directors for the STT Shareholder Group.

     (f) On the Relevant Date, the Creditor Shareholders (acting through the Creditors' Committee as agent for the Creditor Shareholders) shall be entitled to initially appoint two Directors, being Charles Macaluso and Michael Rescoe (the "Creditors' Directors"), each for a term of two years; provided, however, that such Creditors' Directors must satisfy the "independent" director requirements of the New York Stock Exchange and provided further that (x) if STT and/or its Affiliates acquire in a secondary market and not through a primary issuance, in one or more transactions, 50 percent or more of the Common Shares outstanding as of the Relevant Date (adjusted for stock splits, combinations and other similar events) and owned by persons other than STT or its Affiliates, then the Creditor Shareholders shall only be entitled to appoint one Director to the Board and, upon request of the STT Shareholder Group, the term of office of one of the two then-serving Creditor Directors (such Creditor Director to be determined by the two Creditor Directors or if they fail to make a determination, by the Nominating Committee) shall immediately and automatically terminate, and (y) if STT and/or its Affiliates acquire in a secondary market and not through a primary issuance, in one or more transactions, 75 percent or more of the Common Shares outstanding as of the Relevant Date (adjusted for stock splits, combinations and other similar events) and owned by persons other than STT or its Affiliates, the Creditor Shareholders shall not be entitled to appoint any Directors to the Board and, upon request of the STT Shareholder Group, the term of office of the then-remaining Creditor Director shall immediately and automatically terminate. Notwithstanding the foregoing, (i) the Shareholders shall be entitled to re-elect such Directors whose term of office terminates by Resolution at the following meeting of Shareholders (whether annual or special) in accordance with Bye-law 87(e) and (ii) under no circumstances will any of the Creditors' Directors be deemed to constitute a Director appointed by the STT Shareholder Group.

         (g) The Creditor Shareholders shall initially appoint Directors to the Board through the Creditors' Committee, acting as agent for the Creditor Shareholders. Any subsequent appointments of such directors resulting from vacancies shall be made as set forth in Bye-law 86(b).

         (h) If the Company has not obtained a Listing on or before the second anniversary of the Relevant Date, then for so long as such Listing has not been obtained, the STT Shareholder Group, acting through the STT Group Parent, shall, in addition to the other Director appointment rights set out in this Bye-law above, appoint at least two additional Directors to the Board who shall satisfy the "independent" director requirements of the New York Stock Exchange.

         (i) The right to appoint a Director to the Board under this Bye-law 83 and the right to remove such Director under these Bye-laws and to appoint any other person to be a Director in place of a person so removed, may be effected by notice in writing to the Company of such appointment or removal. A notice of appointment or removal shall take effect upon delivery to the Registered Office or on delivery to a meeting of the Board or on delivery to the Secretary.

84. For so long as the STT Shareholder Group is entitled to appoint at least two Directors, a Director designated by the STT Shareholder Group shall serve as Chairman of the Board.

85. Subject to Bye-laws 83 and 86, without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

86.      (a)      Each of the Directors appointed to the Board by the STT
                  Shareholder Group pursuant to Bye-law 83 shall serve on the Board until he resigns or is removed by the STT Shareholder
                  Group, and no Director appointed by the STT Shareholder Group pursuant to Bye-law 83 may be removed from the Board without the consent of the STT Shareholder Group. Except with respect to Directors who resign or are removed pursuant to Bye-law
                  87(a), in the event any Director appointed by the STT
                  Shareholder Group ceases to serve as a Director for any reason, the STT Shareholder Group shall have the right to appoint such Director's successor or replacement, and such successor or replacement Director shall be appointed on or as soon as practicable after the date of such resignation or removal.

         (b) Except as provided for in Bye-law 83(f), no Director appointed by the Creditor Shareholders pursuant to Bye-law 83 may be removed during his term other than for cause. In the event that any Director appointed by the Creditor Shareholders ceases to serve as a Director during his term (other than pursuant to Bye-law 83(f)), the vacancy so created shall be filled as follows: (i) if there is a remaining Creditor Director, such Creditor Director, acting as agent for the Creditor Shareholders, shall nominate a replacement Creditor Director and the Board will appoint such replacement to fill the vacancy, and (ii) if there is no remaining Creditor Director, the Board shall appoint the Alternate Director (if any) to the vacating Creditor Director to fill the vacancy, failing which the Creditors' Committee Estate Representative, acting as agent for the Creditor Shareholders, shall nominate a replacement Creditor Director and the Board will appoint such replacement to fill the vacancy.

87.      (a)      If the Share ownership percentage of the STT Shareholder Group at any time falls below one of the thresholds specified in Bye-law 83, then the term of office of the number of Directors that the STT Shareholder Group is no longer entitled to appoint pursuant to Bye-law 83 shall terminate at the following meeting of Shareholders (whether annual or special). Notwithstanding the forgoing, and for the avoidance of doubt, (i) the STT Shareholder Group shall have the right to determine which of the Directors appointed by it pursuant to Bye-law 83 shall cease to be Directors at such meeting of Shareholders (whether annual or special) and
                  (ii) the Shareholders shall be entitled to re-elect such Directors whose term of office terminates by Resolution at such meeting of Shareholders (whether annual or special) in accordance with Bye-law 87(e).

         (b) Subject to these Bye-laws and the terms of any applicable Certificate of Designations, the Company may by resolution elect a person who is willing to act to be a person to fill a vacancy. A Director so elected shall hold office only until the following annual general meeting. If not re-appointed at such annual general meeting, he shall vacate office at the conclusion thereof.

         (c) If the STT Shareholder Group so elects, the holders of the Senior Preferred Shares voting as a separate class shall be entitled to elect the number of the Directors that the STT Shareholder Group is entitled to appoint under Bye-law 83.

     (d) If the STT Shareholder Group so elects, the holders of the Senior Preferred Shares voting as a separate class shall be entitled to remove any Director elected pursuant to Bye-law 87(c) by resolution and to nominate and elect by resolution, any person to replace any Director so removed or, if the STT Shareholder Group so determines, remove such a Director and appoint any person to replace any Director removed by the STT Shareholder Group pursuant to these Bye-laws.

     (e) If the rights of the STT Shareholder Group or the Creditor Shareholders to appoint Directors as provided by Bye-law 83 shall cause the result that the STT Shareholder Group and the Creditor Shareholders do not have the right to appoint, in the aggregate, ten Directors, then the Shareholders shall be entitled, at the following meeting of Shareholders (whether annual, special or otherwise), to elect additional Directors by Resolution such that a total of ten Directors are appointed or elected to the Board.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

88. The office of a Director shall be vacated immediately without any further notice upon the happening of any of the following events:

     (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

     (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

     (c)  if he becomes bankrupt or compounds with his creditors;

     (d)  his term of office terminates pursuant to Bye-law 83 (f)

     (e)  if he is prohibited by law from being a Director; or

     (f) if he ceases to be a Director by virtue of the Companies Acts or is otherwise removed from office pursuant to these Bye-laws.

ALTERNATE DIRECTORS

89. A Director may appoint and remove his own alternate Director (an "Alternate Director"). Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Subject to Bye-law 83, an Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

90. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

91. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid such amount, if any, of Directors' fees as shall from time to time be determined by the Board and expenses, and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.


DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

92. The amount, if any, of Directors' fees shall from time to time be determined by the Board, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.


DIRECTORS' INTERESTS

93. (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

     (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     (c) Subject to the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the

          Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the Shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

     (d) So long as he declares the nature and extent of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

     (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person, the extent of such interest, and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

     (f) Except as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities or otherwise in or through the Company. Notwithstanding the foregoing, a Director shall be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

     (g) A Director shall (in the absence of some other material interest debarring such Director from voting) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

          (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its Subsidiaries;

          (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its Subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

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         (iii) any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer, director or shareholder or otherwise howsoever, provided that he together with any of his Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is not directly or indirectly the holder of, or beneficially interested in, one percent or more of the issued shares of any class of such company or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Bye-law to be a material interest in all circumstances); and

         (iv) any proposal or matters relating to compensation of the Directors (as a group), including proposals or matters relating to indemnification of Directors (as a group) and the provision of insurance for the benefit of the Directors (as a group).

POWERS AND DUTIES OF THE BOARD

94. (a) Subject to the provisions of the Companies Acts, the other provisions of these Bye-laws and any special rights conferred on the holders of any class or series of Shares, and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-law shall not be limited by any special power given to the Board by these Bye-laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

     (b) Prior to a Listing, the Company shall not, and shall ensure that none of its Subsidiaries shall, enter into any material transaction with a member of the STT Shareholder Group or any of their Affiliates, unless such transaction is on arm's length terms and the Company or its relevant Subsidiary, as applicable, shall have received an opinion from an independent financial advisor that such transaction is fair to the Company or such Subsidiary, as the case may be. The foregoing requirement shall not apply to (i) any transaction pursuant to an agreement entered into prior to the Relevant Date, (ii) transactions in the ordinary course of business on arm's length terms involving payments to or from any member of the STT Shareholder Group and any of their Affiliates, as applicable or (iii) any transaction involving a loan or other extension of credit from a Shareholder of the Company to or for the benefit of the Company, provided, that such loan or other extension of credit is made on commercial terms.

95. The Board may exercise all the powers of the Company to borrow money and to mortgage, charge or dispose of all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and

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

     other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

96. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

97. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

98. The Board may from time to time appoint one or more of its body to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD'S POWERS

99. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised under the Seal, execute any deed or instrument under the personal seal of such attorney with the same effect as the affixation of the Seal.

100. The Board may entrust to and confer upon any Director, officer or, without prejudice to the provisions of Bye-law 101, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

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101. The Board may delegate any of its powers, authorities and discretions to any person or to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, and any such person shall be entitled to such fees, if any, as may be determined by the Board and, if applicable, may be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the committees constituted pursuant to these Bye-laws and all expenses properly and reasonably incurred by him in the discharge of his duties delegated by the Board. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

102. The Board shall establish an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Security Committee and each such committee shall be comprised of such number of members and have such terms of reference as may be approved by the Board from time to time. For so long as the STT Shareholder Group is entitled to appoint at least two Directors, a Director designated by the STT Shareholder Group (for the avoidance of doubt, such Director does not have to be a Director appointed by the STT Shareholder Group) shall (i) serve as chairman of the Audit Committee (to the extent permitted by applicable stock exchange rules),
     (ii) serve as chairman of the Compensation Committee, (iii) serve as chairman of the Executive Committee and (iv) serve as chairman of the Nominating Committee. The chairman of each of these committees shall not have a casting vote in the event of an equality of votes cast at such committee meetings. The Creditor Directors shall have the right to designate either one of the Creditor Directors (or their respective Alternate Directors) as an observer to attend meetings of the Executive Committee and the Compensation Committee (including any successor committee thereto or any other committee formed for a similar purpose or to perform similar functions) and to receive information provided to the members of those Committees in connection with meetings of the Committees or resolutions to be passed by the Committees.

103. The Chief Executive Officer of the Company shall report to and be subject to the supervision and direction of both of the Board and the Executive Committee.

104. To the extent permitted by applicable law, regulation, regulatory or listing requirement, for so long as the STT Shareholder Group has the right to appoint at least one Director to the Board, each committee of the Board will contain the same proportional representation of the STT Shareholder Group as the Board and in all cases shall include at least one Director designated by the STT Shareholder Group (for the avoidance of doubt, such Director does not have to be a Director appointed by the STT Shareholder Group), unless waived in writing by the STT Shareholder Group.

PROCEEDINGS OF THE BOARD

105. The Board may meet at such locations as the Board may determine from time to time for the despatch of business and may adjourn and otherwise regulate its meetings as it thinks fit. Except as may otherwise be provided in these Bye-laws, matters arising at any meeting shall be determined by a majority of votes cast at a duly convened meeting. In the case of an equality of votes the motion shall be deemed to have been lost. A Director

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

     may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

106. Notice of a meeting of the Board shall be duly given to a Director if prior notice of at least two Business Days is given to him personally whether by word of mouth or sent to him by post, courier, cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting by attending the meeting.

107. (a) The quorum necessary for the transaction of the business of the Board shall be a majority of Directors of which one shall be a Director appointed by the STT Shareholder Group (for so long as the STT Shareholder Group is entitled to appoint at least one Director). If such a quorum is not present within thirty minutes from the time appointed for the meeting, the meeting shall be adjourned to the same place and at the same time on the date that is the seventh Business Day after such meeting, at which meeting any five Directors present shall constitute a valid quorum, provided that notice of such adjourned meeting shall have been delivered to all Directors at least five Business Days prior to the date of such adjourned meeting.

     (b) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (g)(iii) of Bye-law 93) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

     (c) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be determined by a majority vote of the other Directors present at the meeting and such determination shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fully disclosed.

108. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

109. The Chairman of the Board or, in his absence, the Deputy Chairman shall preside as chairman at every meeting of the Board. If there is no such Chairman of the Board or Deputy Chairman, or if at any meeting the Chairman of the Board or the Deputy Chairman is not present within ten minutes after the time appointed for holding the meeting, or is not willing to act as chairman of the meeting, the Directors present may

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

         choose one of their number to be chairman of the meeting. The chairman of each meeting of the Board shall not have a casting vote in the event of an equality of votes cast at such meetings.

110. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

111. A resolution in writing signed by all Directors (or by an Alternate Director as provided for in Bye-law 89) or by all of the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted, provided that a copy of the resolution in writing shall have been delivered to all Directors or members of the committee (as the case may be) entitled to receive notice of the meeting. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors (or their Alternate Directors) or members of the committee concerned.

112. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

113. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

114. Subject to applicable law, appointment or removal of any senior officers of the Company shall be subject to the approval of the Board which shall, for so long as the STT Shareholder Group is entitled to appoint at least two Directors, include the approval of at least one of the Directors appointed by the STT Shareholder Group. For the purposes of these Bye-laws, the senior officers of the Company shall include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and any other executive officer so appointed by the Board. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract

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

       of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

115. The Directors shall cause minutes to be made and books kept for the purpose of recording:

       (a)   all appointments of officers made by the Directors;

       (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee; and

       (c) all proceedings at meetings of the Company, of the holders of any class of Shares in the Company, of the Board, and of committees.

SECRETARY AND RESIDENT REPRESENTATIVE

116. The Secretary and Resident Representative, if necessary, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board.

       The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

117. A provision of the Companies Acts or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

118.   (a)   The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

       (a) The Board may authorise the production of one or more duplicate seals.

       (b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by any officer of the Company, or any person authorised by the Board, who has been authorised either generally or specifically to attest to the use of a Seal; provided

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

            that such officer or authorised person may affix a Seal attested with his signature only to authenticate copies of these Bye-laws, the minutes of any meeting or any other documents requiring authentication.

DIVIDENDS AND OTHER PAYMENTS

119. Subject to any provision to the contrary in these Bye-laws, the Board may from time to time declare dividends in cash or in kind or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed dividend in cash or in kind which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

120. Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

      (a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid-up on the Shares in respect of which the dividend or distribution is paid, and an amount paid-up on a Share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the Share; or

      (b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

121. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

122. No dividend, distribution or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

123. Any dividend, distribution, interest or other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the Shares held by such joint holders.

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124. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

125. The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

126. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

127. The Board may at any time and from time to time approve the capitalisation of all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the Company held by such Shareholders respectively or in payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued Shares to be issued to such Shareholders credited as fully paid.

128. Where any difficulty arises in regard to any distribution under the last preceding Bye-law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore

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

     fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.


RECORD DATES

129. (a) Notwithstanding any other provisions of these Bye-laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched; provided, however, that any record date for such distribution shall not be prior to the date of the Resolution or Board action, as applicable, and otherwise comply with Rule 10b-17 of the Exchange Act, if applicable.

     (b) In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "record date") which is not more than 60 days before the date fixed for the meeting (the "meeting date") and, notwithstanding any provision in these Bye-laws to the contrary:

          (i) each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a "record date holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date;

          (ii) as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date ("relevant shares"), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

          (iii) accordingly, except through his proxy pursuant to Bye-law 78 above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or

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

               privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

          The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board's powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

130. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

131. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors; provided, that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

132. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

PROVISION OF INFORMATION

133. Unless there is a Listing or the Company otherwise becomes subject to SEC reporting requirements, the Company shall distribute to the Creditor Shareholders and to the STT Shareholder Group (i) quarterly unaudited financial statements beginning with the first full fiscal year after the Relevant Date, and (ii) annual audited financial statements beginning with the fiscal year ended December 31, 2003.

134. To the extent required to permit Creditor Shareholders (other than Affiliates of the Company) to sell their Shares without registration under the Securities Act, the Company will ensure that there is publicly available the information concerning the Company specified in Rule 144(c)(2) under the Securities Act.

135. Prior to a Listing, to the extent necessary to permit a broker or dealer to publish or submit for publication quotations for Shares without violating Rule 15c2-11 under the Exchange

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

         Act, the Company shall use its reasonable commercial efforts to ensure that the information concerning the Company required pursuant to such Rule is available to brokers and dealers; provided, that this Bye-law shall not be interpreted to require the Company (i) to make available audited financial statements sooner than otherwise required by these Bye-laws or by applicable law or, (ii) to register Shares under the Exchange Act sooner than otherwise required by these Bye-laws or by applicable law.

136. The Company shall use its reasonable efforts to file, within 15 days of the Relevant Date, a Form 8-K or Form 6-K, as the case may be, with the SEC which contains, among other things, a statement to the effect that the Common Shares are deemed registered under Section 12(g) of the Exchange Act.

137. Subject to the applicable listing requirements, as soon as reasonably practicable after the Relevant Date, the Company shall use commercially reasonable efforts to obtain and maintain approval for the Listing; provided, however, that neither the Company nor any of its Shareholders will be required to issue or to sell any securities of the Company in order satisfy the listing requirements to obtain any such listing.

AUDIT

138. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

139. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post and when sent by courier, 48 hours after sending, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post or delivered to a courier, as the case may be.

140. Any notice or other document shall be deemed to be duly given to a Shareholder by the Company if it is sent to him by cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 48 hours after its despatch when sent by cable, telex or telecopier and 24 hours after its despatch when sent by email.

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

141. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

WINDING UP

142. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may, subject to any provision to the contrary in these Bye-laws, determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any Shares or other assets upon which there is any liability.


INDEMNITY

143. Subject to the proviso below, every Director, officer of the Company, member of a committee constituted under Bye-laws 101 and 102, any Resident Representative, and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (each such person in such capacity, an "Indemnified Person") shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by an Indemnified Person which arise from or in connection with actions or inactions of the Indemnified Person while acting in such capacity, and the indemnity contained in this Bye-law shall extend to any person acting as a Director, officer, committee member, Resident Representative, or any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Acts.

144. (a) Subject to Bye-law 143, every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Indemnified

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

          Person in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

     (b) To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

145. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-law 144 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to Bye-law 144, provided that no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Indemnified Person would be proper in the circumstances because the Indemnified Person has met the standard of conduct which would entitle the Indemnified Person to the indemnification thereby provided and provided that such determination is made by:

     (a) the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed;

     (b) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

     (c)  by a majority vote of the Shareholders.

     Each Shareholder, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company in accordance with this Bye-law 145 are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

146. The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Indemnified Person in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

DESTRUCTION OF DOCUMENTS

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

147. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-law; and

     (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

148. The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

     (a) during a period of six years, no dividend in respect of those shares has been claimed and at least three cash dividends have become payable on the shares in question;

     (b) on or after expiry of that period of six years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by

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

          transmission may be effected in accordance with these Bye-laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

     (c) during that period of six years and the period of three months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

     (d) if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company's intention to make such sale.

149. If during any six year period referred to in Bye-law 148(a), additional shares have been issued in right of any shares held at the beginning of the six year period referred to in Bye-law 148(a) or in right of any other additional shares issued during such period, and all the other requirements of this Bye-law (other than the requirement that they be in issue for six years) have been satisfied in regard to such other additional shares, the Company may also sell such other additional shares.

150. To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

151. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

AMALGAMATION

152. Subject to the provisions of any Certificate of Designations, any Resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of:

     (a) the Board, by resolution adopted by a majority of Directors then in office; and

     (b) the Shareholders, by Resolution passed by a majority of votes cast at such meeting and the quorum for such meeting shall be that required by Bye-law 60.

CONTINUATION


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

153. Subject to the Companies Acts and to the provisions of any Certificate of Designations, the Company may with the approval of:

     (a) the Board, by resolution adopted by a majority of Directors then in office; and

     (b) the Shareholders by Resolution passed by a majority of votes cast at the general meeting,

     approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

ALTERATION OF BYE-LAWS

154. These Bye-laws may only be amended in accordance with the Companies Acts and with the approval of Shareholders holding Shares representing at least 50 percent of the voting power of the voting Shares of the Company, provided, however, that (i) the affirmative approval of the majority of the Creditor Shareholders, voting as a separate class, shall also be required in respect of any amendment to Bye-laws 7, 42(b), 43 to 47, 48, 52, 53, 54, 55, 83(f) and 83(g), 86, 94(b), 119, 133, 134, 135, 136, 137 or this
     Bye-law 154, and (ii) any amendment to Bye-laws 7, 42(b), 43 to 47, 48, 54, 55, 83 to 87, 94(b), 102 to 104, 107, 114, 133, 137 or this Bye-law 154 shall also require the approval of the STT Shareholder Group, acting through the STT Group Parent, provided that the STT Shareholder Group is entitled to appoint at least one Director.

                                      *****

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



                                   Schedule A

Certificate of Designations of the 2.0% Cumulative Senior Convertible Preferred Shares